UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

EXACTTARGET, INC.

(Exact name of registrant as specified in its charter)

Delaware	20-1367351
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

20 North Meridian Street, Suite 200 Indianapolis, Indiana	46204
(Address of Principal Executive Offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.0005 per share	The New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 333-178147

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

The class of securities to be registered hereby is the common stock, par value $0.0005 per share (the “Common Stock”), of ExactTarget, Inc., a Delaware corporation (the “Registrant”).

The description of the Common Stock set forth under the caption “Description of Capital Stock” in the prospectus included in the Registration Statement on Form S-1, as amended (Registration No. 333-178147) (the “Registration Statement”), which was initially filed by the Registrant on November 23, 2011 with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”), and the description of the Common Stock set forth under the caption “Description of Capital Stock” in the final prospectus to be filed by the Registrant with the SEC pursuant to Rule 424(b) under the Securities Act, which prospectus will constitute a part of the Registration Statement, are incorporated herein by reference.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

EXACTTARGET, INC.

Date: March 19, 2012	By:	/s/ Scott D. Dorsey
Scott D. Dorsey
Chief Executive Officer